UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 25, 2008 (January 18, 2008)

BIOMODA INC.
(Exact Name of Registrant as Specified in its Charter)

New Mexico
(State or Other Jurisdiction of Incorporation)

333-90738	85-0392345
(Commission File Number)	(I.R.S. Employer Identification No.)
Area Y, Building 9217
Kirtland AFB-East
Albuquerque, NM  87115

Mailing address-
PO Box 11342
Albuquerque, NM 87192
(Address of Principal Executive Offices, Including Zip Code)

(505) 821-0875
(Registrant's Telephone Number, Including Area Code)

Item 4.01  Change in Registrant’s Certifying Accountant

On January 18, 2008, the Board of Directors of Biomoda, Inc. (the “Company”) decided to dismiss Malone & Bailey, PC (“Malone”) as its independent registered public accounting firm.

Malone’s report on our financial statements for the two fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for concerns about our ability to continue as a going concern.

During our two most recent fiscal years ended December 31, 2006 and 2005, and through January 18, 2008, there were no disagreements between the Company and Malone on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our financial statements for such years.

None of the reportable events described under Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the two most recent fiscal years ended December 31, 2006 and 2005, or within the interim period through January 18, 2008.

We provided Malone with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested Malone to furnish a letter addressed to the SEC stating whether it agrees with the statements made above.  Attached, as Exhibit 16, is a copy of Malone’s letter to the SEC, dated January 25, 2008 stating its agreement with such statements.

Effective January 18, 2008, the Board of Directors of the Company approved the engagement of GBH CPAs, PC as its independent auditors for the fiscal year ended December 31, 2007.  The Company did not consult with GBH CPAs, PC on any matters prior to their retention.

Item 9.01  Financial Statements and Exhibits

Exhibit 16           Letter from Malone & Bailey, PC

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOMODA, INC.

Date: January 25, 2008	By:	/s/ John J. Cousins
John J. Cousins
President